Exhibit 3(b)



                             AMENDED AND RESTATED BYLAWS

                                          OF

                               TEXAS UTILITIES COMPANY *


               SECTION 1. Place of Meetings of Shareholders. All meetings of the shareholders shall be held at the registered office of the Corporation in Dallas, Texas, or at such other place within or without the State of Texas as may be stated in the call and notice.

               SECTION 2. Annual Meeting of Shareholders. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on the third Friday in May of each year, at ten o clock in the forenoon, or at such other hour as may be named in the notice of meeting, unless such day is a legal holiday, in which case such meeting shall be held on the next business day. In the event that such annual meeting for any reason is not held on the date herein provided for, a subsequent meeting may be held in place thereof and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Any such subsequent meeting shall be called in the same manner as provided for special meetings of shareholders.

               SECTION 3. Special Meetings of Shareholders. Special meetings of the shareholders may be called by the chairman of the board, the president, the board of directors or the holders of not less than one-tenth of all the shares entitled to vote at such meetings.

               SECTION 4. Notice of Meetings of Shareholders. Written notice of all meetings, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to the shareholders of record entitled to vote at such meetings not less than ten nor more than sixty days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of such notice.

         ---------------------------

        * In the form to be effective immediately after the Effective Time of the Mergers contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of April 13, 1996, among Texas Utilities Company, ENSERCH Corporation and TUC Holding Company.

               SECTION 5. Voting List for Meetings. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during regular business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

               SECTION 6. Quorum at Meetings of Shareholders. The holders of a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of shareholders, but less than a quorum shall have power to adjourn any meeting from time to time. Except as otherwise provided by statute or by the articles of incorporation or these bylaws, with respect to any matter, other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, present in person or by proxy, shall be the act of the shareholders.

               SECTION 7.     Record Date.   For the purpose of determining
          shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, or for any other proper purpose, the board of directors may fix in advance a record date for any such determination, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

               SECTION 8. Presiding Officer and Secretary. The chairman of the board or president of the Corporation shall preside at, and the secretary or an assistant secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, such officer's duties shall be performed by another officer of the Corporation appointed by the board of directors or, in the absence of such appointment, appointed at the meeting.

               SECTION 9. Form of Certificates of Stock and Transfer of Shares. Certificates of stock of the Corporation shall be of such form and device as the board of directors may from time to time determine. The stock of the Corporation shall be transferable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificates therefor properly endorsed. The board of directors may appoint one or more transfer agents and one or more registrars of the stock. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares of any rights deriving from such shares, on the part of any other person, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

               SECTION 10. Signing of Certificates of Stock. Certificates of stock of the Corporation shall be signed by the president or a vice president and either the secretary or an assistant secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

               SECTION 11. Directors. The board of directors shall consist of ten members. Meetings of the board of directors shall be held at the time and place fixed by resolution of the board of directors or upon the call of the chairman of the board or the president or the executive committee. The secretary or officer performing his duties shall give two days notice of all meetings of directors by mail or telegram to the last known address of each director, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at such time as may be fixed by a resolution of the board. Meetings of the directors may be held at any time without notice if all directors are present or if those not present waive notice either before or after the meeting. At any meeting of directors a majority of the whole number of directors shall constitute a quorum, but less than a quorum shall have power to adjourn the meeting from time to time.

               SECTION 12. Officers. The board of directors, as soon as may be after the annual meeting each year, may elect one of their number chairman of the board, shall elect a president of the Corporation, shall elect one or more vice presidents, a secretary and a treasurer, and may elect one or more assistant secretaries and assistant treasurers and such other officers as they may from time to time deem proper. The same person may be elected to and hold more than one office, except that the president and the secretary shall not be the same person. The term of office of all officers shall be one year, or until their respective successors are chosen and qualified, but any officer may be removed from office for or without cause at any time by the board of directors. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the board of directors, and the officer so elected shall hold office until his successor is chosen and qualified. The officers of the Corporation shall have such powers and duties as usually pertain to their offices, respectively, as well as such powers and duties as may from time to time be conferred by the board of directors.

               SECTION 13. Executive Committee. The board of directors, as soon as may be after the annual meeting each year, may appoint an executive committee to consist of the chairman of the board, the president and such number of the directors as the board may from time to time determine. Such executive committee shall have and may exercise all the powers of the board during the intervals between its meetings which may be lawfully delegated, subject to such limitations as may be provided by resolution of the board of directors. The board shall have the power at any time to change the membership of such committee and to fill vacancies in it.
          The executive committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

               SECTION 14. Audit Committee. The board of directors, as soon as may be after the annual meeting each year, shall appoint an audit committee to consist of such number of the nonofficer members of the board of directors as the board may from time to time determine. Such audit committee shall select and nominate to the board, for its consideration, a firm of certified public accountants to audit the books of account and records of the Company and to perform related services for the ensuing year, and said committee shall discuss the audit work with the auditors appointed to perform the audit and shall perform such other services as the board shall direct from time to time by resolution of the board of directors. The audit committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

               SECTION 15. Finance Committee. The board of directors, as soon as may be after the annual meeting each year, shall appoint a finance committee to consist of such number of the nonofficer members of the board of directors as the board may from time to time determine. Such finance committee shall review and recommend to the board, for its consideration, major financial undertakings and policies and said committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. The finance committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

               SECTION 16. Nominating Committee. The board of directors, as soon as may be after the annual meeting each year, shall appoint a nominating committee to consist of such number of the nonofficer members of the board of directors as the board may from time to time determine. Such nominating committee shall select and recommend to the board, for its consideration, persons as nominees for election as directors of the Company and shall consider among other things the performance of incumbent directors in determining whether to nominate them for reelection, and said committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. The nominating committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

               SECTION 17. Organization and Compensation Committee. The board of directors, as soon as may be after the annual meeting each year, shall appoint an organization and compensation committee to consist of such number of the nonofficer members of the board of directors as the board may from time to time determine. Such organization and compensation committee shall review and recommend to the board, for its consideration, the organization of the Company, the duties and remuneration of officers and senior management, and the compensation plans in which such officers and senior management are eligible to participate, and said committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. The organization and compensation committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

               SECTION 18. Nuclear Committee. The board of directors, as soon as may be after the annual meeting each year, may appoint a nuclear committee to consist of such number of the directors as the board may from time to time determine. Such nuclear committee shall review and generally oversee, and make reports and recommendations to the board in connection with, the construction and operation of the Company s nuclear generating units, shall discuss shall matters with Company personnel and consultants, may commission, undertake, receive and review studies and reports on such matters and shall perform such other services as the board shall direct from time to time by resolution of the board of directors. The nuclear committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

               SECTION 19. Business Development Committee. The board of directors, as soon as may be after the annual meeting each year, shall appoint a business development committee to consist of such number of members of the board of directors as the board may from time to time determine. Such business development committee shall review and recommend to the board, for its consideration, new business opportunities, proposed acquisitions and other transactions, may authorize preliminary discussions, negotiations and actions in connection therewith and, if so authorized by resolution of the board, may take further action with regard thereto. The business development committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. The business development committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

               SECTION 20. Other Committees. The board of directors may, by resolution passed by a majority of the whole board, establish other committees, each committee to consist of one or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Each committee may elect a chairman and may make rules for the conduct of its business as it may deem necessary. A majority of the members of each committee shall constitute a quorum. Each committee shall act only on the affirmative vote of a majority of the members present at a meeting.

               SECTION 21. Transactions with the Corporation. A director of this Corporation shall not be disqualified by his office from dealing or contracting with this Corporation, either as a vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member, or any corporation of which any director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of the majority of a quorum of the board of directors or of the executive committee, without counting in such majority or quorum any director so interested or a member of a firm so interested or a shareholder or director of a corporation so interested; or (2) by vote at a shareholders' meeting of the holders of a majority of all the outstanding shares of the capital stock of the Corporation entitled to vote thereon or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to the Corporation for any profits realized by him from or through any transaction or contract of this Corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner provided by law.

               SECTION 22. Insurance, Indemnification and Other Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 22 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification.

               SECTION 23. Compensation of Directors. The board of directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the board of directors or the executive committee and all other committees, and to determine the amount of such compensation and fees.

               SECTION 24. Amendment of Bylaws. These bylaws may be altered, changed or amended as provided by statute, or at any meeting of the board of directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors at least ten days before the meeting; provided that the board of directors shall not make or alter any bylaw fixing their number, qualifications, classification, or term of office.